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                                                                  EXHIBIT 3.1



                              AGREEMENT OF MERGER

                                       OF

                         DFF ACQUISITION SUB TWO, INC.

                                      AND

                          DOMINICK'S FINER FOODS, INC.


        This Agreement of Merger (this "Agreement") is entered into as of the 22nd day of March, 1995, between DFF Acquisition Sub Two, Inc., a Delaware corporation ("DFF Sub Two"), and Dominick's Finer Foods, Inc., a Delaware corporation ("Dominick's").

                                    RECITALS

        WHEREAS, the Boards of Directors of Dominick's and of DFF Sub Two each have determined that it is in the best interests of their respective stockholders for DFF Sub Two to be merged with and into Dominick's (the "Merger"), upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

        SECTION 1. The Merger. At the Effective Time (as defined below), DFF Sub Two shall be merged with and into Dominick's, pursuant to the provisions of
Section 251 of the Delaware General Corporation Law, and the separate corporate existence of DFF Sub Two shall cease and Dominick's shall succeed and continue as the surviving corporation ("Surviving Corporation"), without other transfer, to all the rights and property of DFF Sub Two and shall assume all of the liabilities and obligations of DFF Sub Two.

        SECTION. 2. Effective Time of the Merger. The Merger shall become effective immediately upon the filing of this Agreement or a Certificate of Merger relating to the Merger with the Secretary of State of the State of Delaware (the time of such filing being the "Effective Time").

        SECTION 3. Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Dominick's, as in effect immediately prior to the Effective Time, shall be amended, pursuant to Section 251(e) of the Delaware General Corporation Law, in its entirety to read as follows:

                          CERTIFICATE OF INCORPORATION

                                       OF

                          DOMINICK'S FINER FOODS, INC.


                 1. The name of the corporation is:

        Dominick's Finer Foods, Inc.






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                 2. The address of its registered office in the
            State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, 19904. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                 3. The nature of the business or purposes to be
            conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                 4. The total number of shares of stock which the
            corporation shall have authority to issue is One Thousand (1,000), all of which shall be Common Stock; and the par value of each share shall be one cent ($.01).

                 5. In furtherance and not in limitation of the
            powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

                 6. Election of directors need not be by written
            ballot unless the bylaws of the corporation shall so provide.

                 7. No director of the corporation shall be
            personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

        SECTION 4. Bylaws. At the Effective Time, the Bylaws of DFF Sub Two, as in effect immediately prior to the Effective Time, shall become the Bylaws of Surviving Corporation pursuant to a resolution adopted by the Board of Directors of Surviving Corporation dated as of the date hereof.

        SECTION 5. Capital Stock. At the Effective Time, each share of common stock of DFF Sub Two issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one issued and outstanding, fully paid and nonassessable share of common stock, par value $.01, of Surviving Corporation. Upon surrender of the certificates formerly representing shares of the stock of DFF Sub Two to the Surviving Corporation, the holder of such certificates shall be entitled to receive in exchange for such certificates new certificates representing shares of the common stock of Surviving Corporation. At the Effective Time, each share of capital stock of Dominick's, whether issued and outstanding or held in the treasury, immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and no consideration shall be issued in respect thereof.





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        SECTION 6. Authorizations.  The officers of Dominick's and of DFF Sub
Two are hereby authorized to execute and deliver all such documents and instruments and take all such action which they deem necessary or desirable in order to carry out or put into effect the Merger.

        SECTION 7. Miscellaneous.


        (a) Entire Agreement; Amendments. This Agreement contains all of the terms and conditions agreed upon by the parties hereto in connection with the subject matter hereof. This Agreement may not be amended, modified or changed except by written instrument signed by all of the parties hereto and consistent with the provisions of the Stock Purchase Agreement dated as of January 17, 1995 by and among DFF Holdings, Inc., DFF Acquisition Sub, Inc., Dodi L.L.C., Dodi Family L.L.C. and Dodi Developments L.L.C. (the "Stock Purchase Agreement").

        (b) Termination. Prior to the Effective Time, this Agreement shall automatically terminate if the Stock Purchase Agreement is validly terminated. The filing of this Agreement with the Secretary of State of the State of Delaware shall constitute certification that this Agreement has not theretofore been terminated. If terminated as provided in this Section 7(b), this Agreement shall forthwith become wholly void and of no further force or effect.

        (c) Captions. All captions and headings are inserted for the convenience of the parties, and shall not be used in any way to modify, limit, construe or otherwise affect this Agreement.

        (d) Severability. If any term, provision or condition of this Agreement is determined by a court or other judicial or administrative tribunal to be illegal, void or otherwise ineffective or not in accordance with public policy, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

        (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but which together shall constitute a single agreement.

        (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal domestic laws of the State of Delaware, without reference to the choice of law principles thereof.







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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement of
Merger as of the day first above written by their respective officers thereunto duly authorized.


                                             DFF ACQUISITION SUB TWO, INC.

                                             By:     /s/ Mark A. Resnik
                                                 -----------------------------
                                             Name:         Mark A. Resnik
                                             Title:        Vice President




                                             DOMINICK'S FINER FOODS, INC.



                                             By:     /s/ Darren W. Karst
                                                -------------------------------
                                             Name:         Darren W. Karst
                                             Title:        Senior Vice President






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                            CERTIFICATE OF SECRETARY
                                       OF
                         DFF ACQUISITION SUB TWO, INC.

     The undersigned, Mark A. Resnik, Secretary of DFF Acquisition Sub Two, Inc., a Delaware corporation, does hereby certify that the foregoing Agreement of Merger was duly approved by resolutions adopted by unanimous written consent of the sole stockholder of said corporation, pursuant to Sections 228 and 251 of the Delaware General Corporation Law, as of March 22, 1995.

                                                     /s/ Mark A. Resnik
                                                 ------------------------------
                                                 Mark A. Resnik
                                                 Secretary



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                            CERTIFICATE OF SECRETARY
                                       OF
                          DOMINICK'S FINER FOODS, INC.

     The undersigned, Darren W. Karst, Secretary of Dominick's Finer Foods, Inc., a Delaware corporation, does hereby certify that the foregoing Agreement of Merger was duly approved by resolutions adopted by unanimous written consent of the sole stockholder of said corporation, pursuant to Sections 228 and 251 of the Delaware General Corporation Law, as of March 22, 1995.

                                                /s/ Darren W. Karst
                                            -----------------------------------
                                            Darren W. Karst
                                            Secretary